Exhibit (16)

POWER OF ATTORNEY

Each of the undersigned officers and trustees of the DIREXION FUNDS, a Massachusetts business trust (the “Trust), hereby nominates, constitutes and appoints Angela Brickl as his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-14 (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, DIREXION FUNDS has caused this power of attorney to be executed in its name by its Chairman of the Board, and attested by its Assistant Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, NY on this 24th day of October, 2016.

DIREXION FUNDS

By:	/s/ Daniel D. O’Neill
Name: Daniel D. O’Neill, Chairman of the Board, Chief Executive Officer, and Chief Investment Officer

Signature	Title

/s/ Gerald E. Shanley Gerald E. Shanley III	Trustee

/s/ John Weisser John Weisser	Trustee

/s/ Jacob Gaffey Jacob Gaffey	Trustee

/s/ David Driscoll David Driscoll	Trustee

/s/ Eric Falkeis Eric Falkeis	Trustee, Principal Executive Officer

/s/ Patrick J. Rudnick Patrick J. Rudnick	Principal Financial Officer and Assistant Secretary

VOTED: That each of the undersigned officers and trustees of the Direxion Trust, hereby nominates, constitutes, and appoints Angela Brickl as his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Direxion Trust’s N-14 Registration Statement under the Securities Act of 1933, as amended, and the 1940 Act, and any and all amendments or supplements to such N-14 Registration Statement of the Direxion Trust, and to file with the SEC, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Direxion Trust, such N-14 Registration Statement or amendments, and any and all amendments or supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Direxion Trust and the undersigned officers and trustees itself/themselves might or could do.

/s/ Angela Brickl
Angela Brickl
Secretary of the Direxion Trust

Dated: October 24, 2016